UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2005 (December 9, 2005)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Fifth Avenue, 32nd Floor, New York, New York 10017

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On December 9, 2005, Warren Resources, Inc., a Maryland corporation, and its wholly-owned subsidiaries Warren Resources of California, Inc., a California corporation, and Warren E&P, Inc., a New Mexico corporation (collectively, he “Company”), and Global Oil Production, LLC and Wilmington Management, LLC, as sellers (collectively “Sellers”) entered into a definitive Asset Purchase Agreement for the Company to acquire substantially all of sellers’ right, title and interest within and to the North Wilmington Unit oil field located in the Los Angeles Basin (“NWU”), including the NWU Fault Block No. 2 of approximately 875 acres of mineral rights in Wilmington, California. The assets being acquired include:

(a) 100% of the working interests in the NWU (subject to pre-existing unaffiliated royalty burdens of approximately 15.5%),

(b) royalty interests and overriding royalty interests, including rights to acquire the same, owned by sellers or their affiliates, if any;

(c) all existing and future wells drilled or developed on the NWU;

(d) all surface rights, estates and properties in, on or relating to the NWU, namely approximately 11.87 acres of properties as identified in the attached chart, as well as all lease, contract and related rights;

(e) all personal property, fixtures and field inventory, including pipe, tubing, equipment, rig and related items; and

(f) all contracts, agreements, options, permits, accounting software, files, records and any other rights regarding the NWU, in each case to the extent transferable, excluding cash collateral presently placed with surety companies.

The all cash purchase price is $23 million. Consummation of the acquisition is subject to customary closing conditions and purchase price adjustments. The closing is expected to occur on December 30, 2005. The effective date will be December 31, 2005.

A copy of the Asset Purchase Agreement dated December 9, 2005 by and among Sellers and the Company is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety.

Item 7.01 - Regulation FD Disclosure

On December 12, 2005, the Company issued a press release announcing the entering into of the Asset Purchase Agreement for the NWU. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number		Description

10.1	-

Asset Purchase Agreement dated December 9, 2005 by and among Global Oil Production, LLC and Wilmington Management, LLC, as sellers, and Warren Resources, Inc., Warren Resources of California, Inc., and Warren E&P, Inc., as buyers.*

99.1	-	Warren Resources, Inc. Press Release, dated December 12, 2005

* Schedules, exhibits and similar attachments to the Asset Purchase Agreement, as described therein, have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2005

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Norman F. Swanton
Norman F. Swanton,
Chairman
and Chief Executive Officer